CERTIFICATE OF INCORPORATION
                                       OF
                                  DYNAGEN, INC.

         1.   The name of the corporation is DynaGen, Inc.

         2. The address of its registered office in the State of Delaware is 5 Fairway Road, No. 2C, City of Newark, County of New Castle. The name of its registered agent at such address is Shekhar G. Wadekar.

         3. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is fifteen million (15,000,000) shares, consisting of fourteen million (14,000,000) shares of Common Stock, $.01 par value per share, and one million (1,000,000) shares of Preferred Stock, $.01 par value per share, amounting in the aggregate to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00).

         The designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time.

         5. The name and mailing address of the corporation's incorporator is Dhananjay G. Wadekar, 1404 LaGrange Street, Chestnut Hill, Massachusetts 02167.

         6. The names of the persons who are to serve as the directors until the first annual meeting of the stockholders or until their successors are elected and qualified are:

                  Dhananjay G. Wadekar              Indu A. Muni
                  1404 LaGrange Street              5 Westwood Circle
                  Chestnut Hill, MA  02167          North Reading, MA  01864

         7.   The corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

              To make, alter or repeal the bylaws of the corporation.

              To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

              To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

              By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

              When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         9. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         11. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         12. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has hereunto set his hand this 7th day of November, 1988.

                                            /s/ Dhananjay G. Wadekar
                                            ---------------------------
                                            Dhananjay G. Wadekar

COMMONWEALTH OF MASSACHUSETTS )
                              )     ss.:
COUNTY OF MIDDLESEX           )

         BE IT REMEMBERED that on this 7th day of November, 1988, personally came before me, a Notary Public for the Commonwealth of Massachusetts, Dhananjay
G. Wadekar, the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated therein are true.

         GIVEN under my hand and seal of office the day and year aforesaid.

                                            /s/ Janet M. Davenport
                                            ---------------------------
                                            Janet M. Davenport
                                            Notary Public
                                            My commission expires: March 4, 1994







                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  DYNAGEN, INC.


         DynaGen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That by unanimous written consent of the Board of Directors of DynaGen, Inc., dated November 6, 1989, the following resolution which sets forth a proposed amendment of the Certificate of Incorporation of said Corporation, was duly adopted and declared to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED:   That the Certificate of  Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, said Article IV shall be and read as follows:

             "4. The total number of shares of stock which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, of which twenty million (20,000,000) shares will be Common Stock, of the par value of One Cent ($.01) per share, and one million (1,000,000) shares will be Preferred Stock, of the par value of One Cent ($.01) per share, amounting in the total aggregate to Two Hundred Ten Thousand and 00/100 Dollars ($210,000.00)."

         SECOND: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.







                                      -2-


         IN WITNESS WHEREOF, said DynaGen, Inc. has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Indu A. Muni its President and Secretary this ____ day of November, 1989.

                                  DYNAGEN, INC.



                                                     By: /s/ Indu A. Muni
                                                         -----------------------
                                                         Indu A. Muni, President


/s/ Indu A. Muni
------------------------
Indu A. Muni, Secretary








                                  DYNAGEN, INC.
                        CERTIFICATE OF CHANGE OF LOCATION
                              OF REGISTERED OFFICE
                                       AND
                                REGISTERED AGENT

         The Board of Directors of DYNAGEN, INC., a Corporation of Delaware, on this 1st day of February, 1991, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

         The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served be, and hereby is changed to: The Corporation Trust Company.

         DYNAGEN, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors by unanimous written Consent dated February 25, 1991.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 28th day of February, 1991.


                                                       /s/ Indu A. Muni
                                                       -------------------------
                                                       Indu A. Muni
                                                       President
ATTEST:


/s/ John A. Piccione
-----------------------------
John A. Piccione
Secretary







                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  DYNAGEN, INC.

         DynaGen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of DynaGen, Inc., by the unanimous written consent of its members, filed with the minutes of the meetings of the Board, duly adopted resolutions setting forth a proposed amendment of the certificate of incorporation of the Corporation, declaring said amendment to be advisable and approving the submission of said amendment to the stockholders of the Corporation for their approval by vote at the 1991 Special Meeting in Lieu of Annual Meeting held on June 30, 1992. The resolution setting forth the proposed amendment is as follows:

RESOLVED:   That Article 4 of the Corporation's  Certificate of Incorporation be
            and is hereby amended to authorize an additional 20,000,000 shares of Common Stock of the Corporation, so that as so amended said
            Article 4 shall read in its entirety as follows:

            "4. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is forty-one million (41,000,000) shares, consisting of forty million (40,000,000) shares of Common Stock with a par value of One Cent ($.01) per share, and one million (1,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share.

            The designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the Corporation shall be as determined by the Board of Directors from time to time."

         SECOND: That thereafter the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.






                                      -2-


         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Dhananjay G. Wadekar, its Executive Vice President, and attested to by Mitchell S. Bloom, its Assistant Secretary, this 9th day of July, 1992.

                                                 DYNAGEN, INC.


                                                 By:   /s/ Dhananjay G. Wadekar
                                                       -------------------------
                                                       Dhananjay G. Wadekar
                                                       Executive Vice President

ATTEST:


/s/ Mitchell S. Bloom
----------------------
Mitchell S. Bloom
Assistant Secretary








                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  DYNAGEN, INC.

         DynaGen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of DynaGen, Inc., by the unanimous written consent of its members, filed with the minutes of the meetings of the Board, duly adopted resolutions setting forth a proposed amendment of the certificate of incorporation of the Corporation, declaring said amendment to be advisable and approving the submission of said amendment to the stockholders of the Corporation for their approval by vote at the 1992 Annual Meeting of Stockholders held on December 17, 1992. The resolution setting forth the proposed amendment is as follows:

RESOLVED:   That Article 4 of the Corporation's  Certificate of Incorporation be
            and is hereby amended to authorize an additional 9,000,000 shares of Preferred Stock of the Corporation, so that as so amended said
            Article 4 shall read in its entirety as follows:

            "4. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is fifty million (50,000,000) shares, consisting of forty million (40,000,000) shares of Common Stock with a par value of One Cent ($.01) per share, and ten million (10,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share.

            The designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the Corporation shall be as determined by the Board of Directors from time to time."

         SECOND: That thereafter the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.





                                      -2-


         IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Indu A. Muni, its President, and attested to by Mitchell S. Bloom, its Assistant Secretary, this 22nd day of December, 1992.

                                                    DYNAGEN, INC.


                                                     By:   /s/ Indu A. Muni
                                                        -----------------------
                                                           Indu A. Muni
                                                           President

ATTEST:


/s/ Mitchell S. Bloom
-------------------------------------
Mitchell S. Bloom, Assistant Secretary










                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  DYNAGEN, INC.

         DynaGen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows, pursuant to Section 242 of the General Corporation Law of Delaware:
         FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware, (i) proposing amendment to the Certificate of Incorporation of the Corporation, (ii) declaring such amendment to be advisable and in the best interests of the Corporation, (iii) directing that such amendment be submitted to the stockholders of the Corporation for approval thereby. The resolutions setting forth the amendment and directing that such amendment be submitted to the stockholders are as follows:


RESOLVED:   That the Board of  Directors of the  Corporation  deems it advisable and in the best interests of the  Corporation  and its  stockholders
            that  Article  4  of  the  Certificate  of   Incorporation   of  the
            Corporation be amended to increase the authorized shares of the Corporation's Common Stock, par value $.01 per share (the "Common
            Stock"), from 40,000,000 shares to 75,000,000 shares so that, as so amended, said Article 4 shall read in its entirety as follows:

                  "4. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is eighty-five million (85,000,000) shares, consisting of seventy-five million (75,000,000) shares of Common Stock, with a par value of One Cent ($.01) per shares, and ten million (10,000,000) shares of Preferred Stock, with a par value of One Cent ($.01) per share.

                     The designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time."







                                      -2-


                  and that such amendment be adopted and approved, which approval shall be effective immediately upon approval of the amendment by the stockholders of the Corporation.

RESOLVED:         That the foregoing amendment to the Corporation's  Certificate of Incorporation be submitted to the stockholders of the Corporation for their consideration and approval at the Corporation's Annual Meeting of Stockholders.

         SECOND: That, at the Annual Meeting of Stockholders of the Corporation held on January 30, 1997, the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, DynaGen, Inc., has caused this certificate to be signed by Indu A. Muni, its President, as of this 30th day of January, 1997.

                                                     DynaGen, Inc.


                                                     By: /s/ Indu A. Muni
                                                        ------------------------
                                                         President